SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2006

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS.

On July 1, 2006, Charter Communications Operating, LLC ("Charter Operating"), an indirect subsidiary of Charter Communications, Inc., completed the sale of various geographically non-strategic assets to Cebridge Acquisition Co., LLC and Telecommunication Management, LLC, operating as NewWave Communications; for aggregate proceeds of approximately $896 million, subject to post-closing adjustments. The transactions include cable television systems in West Virginia and Virginia sold to Cebridge and in Illinois and Kentucky sold to NewWave. The systems sold to Cebridge serve approximately 242,600 analog video customers and those purchased by NewWave serve approximately 75,200 analog video customers.

A press release announcing the completion of the sales is included herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed pursuant to Item 2.01:

Exhibit Number	Description

99.1	Press release dated as of July 3, 2006. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: July 6, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated as of July 3, 2006. *

* filed herewith